Exhibit 16.1
Abrams and Company, P.C.                            Certified Public Accountants
                                                    Suite 4 South 1
                                                    One Huntington Quadrangle
                                                    Melville, N.Y. 11747-4406
                                                    (516) 454-9393 Tel.
                                                    (516) 454-6228 Fax

December 23, 2003

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements that we understand Trudy Corporation will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with the other statements made under Item 4.



Yours truly,

/s/ ABRAMS AND COMPANY, P.C.
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Abrams and Company, P.C.